                                                                    EXHIBIT 99.1

                                 CERTIFICATIONS

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of SPACEHAB, Incorporated ("SPACEHAB"), that, to the best of his knowledge, the Quarterly Report of SPACEHAB on Form 10-Q for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of SPACEHAB.

Date: November 10, 2003


                                        /s/  Michael E. Kearney
                                        ----------------------------------------
                                        Michael E. Kearney
                                        President and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to SPACEHAB, INC. and will be retained by SPACEHAB, INC. and furnished to the Securities and Exchange Commission or its staff upon request.